MASTER INDEMNIFICATION AGREEMENT



                                BY AND AMONG



                APARTMENT INVESTMENT AND MANAGEMENT COMPANY,



                          AIMCO PROPERTIES, L.P.,



                              XYZ HOLDINGS LLC



                   AND THE OTHER PARTIES SIGNATORY HERETO









                        Dated as of December 3, 2001





                                   MASTER
                         INDEMNIFICATION AGREEMENT

         This Master Indemnification Agreement (this "Agreement") is made as of December 3, 2001, by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), XYZ Holdings LLC, a Delaware limited liability company ("XYZ"), the Casden Group (as defined herein) and the Blackacre Entity (as defined herein).

                                 WITNESSETH

         WHEREAS, AIMCO has entered into an Agreement and Plan of Merger, dated as of December 3, 2001 (the "Casden Merger Agreement"), with Casden Properties Inc., a Maryland corporation ("Casden") and XYZ;

         WHEREAS, AIMCO and a wholly owned subsidiary of AIMCO ("AIMCO Merger Sub") have entered into an Agreement and Plan of Merger, dated as of December 3, 2001 (the "Park La Brea Merger Agreement" and, together with the Casden Merger Agreement, the "Merger Agreements"), with Casden Park La Brea Inc., a Maryland corporation ("CPLB");

         WHEREAS, AIMCO OP, Casden, Casden Properties Operating
Partnership, L.P., a Delaware limited partnership ("Casden OP"), and certain of the limited partners of Casden OP have entered into a OP Unit Contribution Agreement, dated as of December 3, 2001 (the "OP Unit Contribution Agreement");

         WHEREAS, AIMCO OP, Alan I. Casden, AIC REIT Properties LLC, a Delaware limited liability company, Casden Investment Corp., a California corporation, and National Partnership Investments Corp., a California corporation, have entered into a Contribution Agreement, dated as of December 3, 2001 (the "Casden Contribution Agreement," together with the OP Unit Contribution Agreement, the "Contribution Agreements");

         WHEREAS, AIMCO, the Casden Indemnitors (as defined herein), Casden Builders, Inc., CPLB and NAPICO, Inc. have entered into a Tax
Indemnification and Tax Contest Agreement, dated as of December 3, 2001 (the "Tax Indemnity Agreement"), providing for certain indemnification rights and obligations of the parties thereto; and

         WHEREAS, as a condition to consummating the transactions contemplated by the Merger Agreements and the Contribution Agreements (collectively, the "Acquisition Agreements"), and as an inducement to do so, the parties hereto are entering into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                  Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Casden Merger Agreement. In addition, the following terms shall have the respective meanings ascribed thereto:

         "18-Month Securities" shall mean the Casden 18-Month Securities and the Blackacre 18-Month Securities.

         "24-Month Securities" shall mean the Casden 24-Month Securities and the Blackacre 24-Month Securities.

         "Acquisition Agreements" shall have the meaning set forth in the Recitals.

         "Affiliate" shall mean, with respect to any person or entity, any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the specified person or entity.

         "AIMCO Common Stock" shall mean shares of AIMCO's Class A Common Stock, par value $.01 per share, issued pursuant to the Acquisition Agreements and any other securities issuable in respect thereof, whether as a dividend or distribution, in connection with a stock split, merger, recapitalization or otherwise.

         "AIMCO Indemnitees" shall mean AIMCO, AIMCO OP, and their present and future Affiliates, and the Representatives of the foregoing.

         "AIMCO OP Units" shall mean partnership common units of AIMCO OP issued pursuant to the Acquisition Agreements and any other securities issuable in respect thereof, whether as a distribution, in connection with a split of such common units, merger, recapitalization or otherwise.

         "AIMCO Parties" shall mean AIMCO and AIMCO OP and "AIMCO Party" shall mean either of them.

         "AIMCO Securities" shall mean AIMCO Common Stock or AIMCO OP
Units.

          "Blackacre 18-Month Securities" shall mean AIMCO Securities designated by AIMCO and the Blackacre Entity and issued to the Blackacre Entity in the Merger that have a Value of $25 million, subject to reduction pursuant to Section 9(g).

         "Blackacre 24-Month Securities" shall mean AIMCO Securities designated by AIMCO and the Blackacre Entity and issued to the Blackacre Entity in the Merger that have a Value of $25 million, subject to reduction pursuant to Section 9(g).

         "Blackacre Entity" shall mean Cerberus Partners, L.P., a Delaware limited partnership.

         "Blackacre Permitted Transferee" shall mean any Affiliate of the Blackacre Entity; provided, however, any such Permitted Transferee shall have agreed to be bound by all of the terms of this Agreement pursuant to an agreement reasonably acceptable to AIMCO.

         "Blackacre Securities" shall mean the Blackacre 18-Month
Securities and the Blackacre 24-Month Securities.

         "Cap Reduction Date" shall mean the date that is 180 days after the first anniversary of the Closing Date.

         "Casden 18-Month Securities" shall mean AIMCO Securities designated by AIMCO and Casden and issued to Alan I. Casden in the Merger that have a Value of $23 million, subject to reduction pursuant to Section 9(g).

         "Casden 24-Month Securities" shall mean AIMCO Securities designated by AIMCO and Casden issued to Alan I. Casden in the Merger that have a Value of $49 million, subject to reduction pursuant to Section 9(g).

         "Casden Group" shall mean Alan I. Casden, The Casden Company and Casden Investment Corp.

         "Casden Indemnitees" shall mean XYZ, the Casden Group and the Blackacre Entity, and their present and future Affiliates, and the Representatives of the foregoing.

         "Casden Indemnitors" shall mean XYZ, the Casden Group and the Blackacre Entity.

         "Casden OP Partners" shall mean the partners of Casden OP (other than Casden).

         "Casden Parties" shall mean all parties to the Acquisition Agreements other than the AIMCO Parties.

         "Casden Party" shall mean any of the Casden Parties.

         "Casden Permitted Transferee" shall mean with respect to Alan I. Casden, (A) any spouse or lineal descendant of Alan I. Casden; (B) any spouse of any Person described in clause (A) above; (C) each trust created solely for the benefit of one or more of Alan I. Casden and any Persons described in clauses (A) and (B) above; (D) each Person in such Person's capacity as a custodian or guardian of any property of one or more of Alan
I. Casden or any of the Persons described in clauses (A) and (B) above; (E) any partnership, corporation, limited liability company or other Person all of the capital stock of which is owned directly or indirectly by Alan I. Casden or any of the Persons described in clauses (A) through (D) above; and (F) any Affiliate of Alan I. Casden or by any combination of such Persons; provided, however, that any Transfer to a Permitted Transferee described in clauses (A) through (F) shall be solely for the purpose of estate planning of Alan I. Casden or any Person described in clause (A) or
(B); and provided further, however, any such Permitted Transferee shall have agreed to be bound by all of the terms of this Agreement pursuant to an agreement reasonably acceptable to AIMCO.

         "Casden Securities" shall mean the Casden 18-Month Securities and the Casden 24-Month Securities.

         "Closing Date" shall mean the date on which the merger contemplated by the Casden Merger Agreement is consummated.

         "Damages" shall mean any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value whatsoever, whether direct or indirect, known or unknown, and whether or not involving a Third-Party Claim; provided, however, that Damages shall not include any fines, penalties or special, consequential, punitive or exemplary damages of an AIMCO Indemnitee or a Casden Indemnitee unless such damages are awarded, paid or setoff pursuant to a Third Party Claim.

         "Person" shall mean an individual, corporation, partnership, trust, association, limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, threatened in writing or heard by or before, or otherwise involving any court, governmental authority or arbitrator.

         "Representatives" shall mean, with respect to any person or entity, the directors, officers, partners, members, stockholders, employees, trustees, counsel, controlling persons (if any), representatives and agents, and each of the heirs, executors, successors and assigns of any of the foregoing, of the specified person or entity.

         "Third Party Claim" shall mean a written claim made or a Proceeding brought by a Person other than an AIMCO Indemnitee or a Casden Indemnitee or Casden Indemnitor.

         "Transfer" shall mean, with respect to any asset, the direct or indirect sale, assignment, pledge, encumbrance, hypothecation or other disposition of such asset, or granting of any option to purchase such asset.

         "Value" shall mean, as of any date, and (A) with respect to any shares of AIMCO Common Stock, the number of such shares multiplied by the sum of (i) the AIMCO Common Stock Price and (ii) the amount of any dividends that have accrued on a share of AIMCO Common Stock from the Effective Time that have not been paid as of such date, and (B) with respect to any AIMCO OP Units, the number of such AIMCO OP Units multiplied by the sum of (i) the AIMCO Common Stock Price and (ii) the amount of any distributions that have accrued on an AIMCO OP Unit from the Effective Time that have not been paid as of such date (if any).

                  Section 2. Indemnification by Casden Indemnitors. Subject to the terms and conditions set forth in this Agreement, the Casden Indemnitors shall indemnify (without duplication), defend and hold harmless the AIMCO Indemnitees for, and will pay to the AIMCO Indemnitees the amount of, any Damages suffered or incurred by or asserted against any AIMCO Indemnitee, arising, directly or indirectly, from or in connection with:

                           (a) any breach of any representation or warranty
made by any Casden Party in any of the Acquisition Agreements (other than the Casden OP Partners in the OP Unit Contribution Agreement);

                           (b) any breach by any Casden Party of any
covenant or obligation of it in any of the Acquisition Agreements (other than the Casden OP Partners in the OP Unit Contribution Agreement);

                           (c) any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Casden Party (or any Person acting on behalf of any of them) in connection with any of the transactions contemplated by any of the Transaction Documents;

                           (d) any fees or expenses of CSFB, Monga LLC,
Gibson, Dunn & Crutcher LLP, Deloitte & Touche LLP, Katten Muchin Zavis and Schulte, Roth & Zabel LLP (for services rendered to and at the request of any of the Casden Parties) related to the Transactions that are incurred or are due and payable after the date hereof (other than any such fees and expenses to the extent deducted from the REIT Merger Consideration pursuant to the terms of the Casden Merger Agreement);

                           (e) any claims, suits, actions or proceedings
based on facts or circumstances existing or arising prior to the Closing Date including, without limitation, (i) the suits entitled In Re Real Estate Associates Limited Partnership Litigation v. Casden et al. and Nausatauvicus et al. v. NAPICO et al. (other than ordinary course litigation set forth on Section 4.6(i) of the Casden Disclosure Letter,
Section 4.6(i) of the CPLB Disclosure Letter (as defined in the Park La Brea Merger Agreement) covered by insurance policies (subject only to any deductibles stated in such policies)) held by Casden and/or any of its subsidiaries and (ii) any claims, suits, actions or proceedings filed by or on behalf of any Person that is a holder of any OP Units (as defined in the OP Unit Contribution Agreement) that has not executed and delivered the OP Unit Contribution Agreement prior to the Closing Date;

                           (f) the employment or termination of employment
of the Transferred Employees;

                           (g) any (i) severance arrangements with respect
to any Transferred Employees, (ii) severance arrangements set forth on
Section 4.8(a) of the Casden Disclosure Letter other than payments to any Affected Employee arising as a result of AIMCO's termination of his or her employment after the Effective Time, (iii) severance arrangements with employees of Casden or any of its subsidiaries which arrangements are not set forth on Section 4.8(a) of the Casden Disclosure Letter, (iv) stay-bonus agreements with executive officers of Casden or the Casden Subsidiaries and (v) stay-bonus agreements with employees of Casden or the Casden Subsidiaries (other than any such agreement that provides for compensation not in excess of $100,000 individually or $500,000 in the aggregate);

                           (h) any payment, or obligation to make a
payment, to any employee, officer or director of Casden or any of its subsidiaries arising as a result of the transactions contemplated by any of the Transaction Documents;

                           (i) the cost of any "in the money" options
outstanding as of the Closing Date not taken into account in the calculation of the REIT Merger Consideration pursuant to Section 2.2 of the Casden Merger Agreement;

                           (j) any actual or alleged breach of fiduciary
duty by Casden or any of its subsidiaries, affiliates or representatives to any partner, member, stockholder, creditor or other Person that occurred or is alleged to have occurred on or prior to the Closing Date; and

                           (k) Third Party Claims arising from any illegal,
fraudulent or tortious action or conduct by Casden, or any of its subsidiaries, affiliates or representatives on or prior to the Closing Date.

         The liability of the Casden Group, on the one hand, and the Blackacre Entity, on the other hand, shall be several, but not joint, in proportion to the percentages set forth on Schedule A hereto. The liability of XYZ under this Section 2 shall be joint and several with all other Casden Indemnitors. The liability of the Casden Group, as among the members thereof, under this Section 2 shall be joint and several with respect to the sum of the percentages set forth on Schedule A hereto for all members of the Casden Group. No Casden Indemnitor other than XYZ shall be required to make any payment under this Section 2 unless and until thirty (30) days have elapsed from the date on which it has been finally determined that the Casden Indemnitors are liable under this Section 2 and XYZ has failed to satisfy any indemnification obligation or pay any Damages.

                  Section 3. Indemnification by AIMCO. Subject to the terms and conditions set forth in this Agreement, AIMCO shall indemnify, defend and hold harmless the Casden Indemnitees for, and will pay to the Casden Indemnitees the amount of, any Damages suffered or incurred by or asserted against any Casden Indemnitee, arising, directly or indirectly, from or in connection with:

                           (a) any breach of any representation or warranty
made by any AIMCO Party in any of the Acquisition Agreements;

                           (b) any breach by any AIMCO Party of any
covenant or obligation of it in any of the Acquisition Agreements;

                           (c) any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any AIMCO Party (or any Person acting on behalf of any of them) in connection with any of the transactions contemplated by any of the Transaction Documents;

                           (d) one-half of the first $1.2 million of
Transfer Taxes incurred in connection with transactions contemplated by the Casden Merger Agreement and all Transfer Taxes in excess of $1.2 million;

                           (e) any Third Party Claim arising from any
illegal, fraudulent or tortious action or conduct by AIMCO or any of its subsidiaries on or prior to the Closing Date; and

                           (f) any actions taken by, or omissions of, the
Surviving Corporation or any of the AIMCO Subsidiaries following the Effective Time relating to the assets or entities (or businesses conducted by such entities) being acquired pursuant to the Acquisition Agreements (other than with respect to the matters set forth in Section 2 hereof for which the Casden Indemnitors have agreed to indemnify the AIMCO Indemnitees).

                  Section 4. Procedure for Indemnification-Third Party
Claims.

                           (a) Promptly after receipt by an indemnified
party under Section 2 or 3 of notice of any Third Party Claim against it, such indemnified party will, if a claim is to be made against an indemnifying party under such section, give written notice to the indemnifying party of the commencement of such Third Party Claim. The failure to notify the indemnifying party, however, will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is actually prejudiced by the indemnified party's failure to give such notice.

                           (b) If any Third Party Claim referred to in
Section 4(a) is made or brought against an indemnified party and it gives notice to the indemnifying party of the commencement of any Third Party Claim, the indemnifying party will be entitled to participate in the defense of such Third Party Claim and, to the extent that it wishes (unless
(i) the indemnifying party is also a party to such Third Party Claim and the indemnified party determines in good faith to that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim), to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Third Party Claim, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 4 for any fees of other counsel or any other expenses with respect to the defense or investigation of such Third Party Claim, in each case, subsequently incurred by the indemnified party in connection with the defense of such Third Party Claim. If the indemnifying party assumes the defense of a Third Party Claim, (i) it will be a rebuttable presumption for purposes of this Agreement that such Third Party Claim is within the scope of, and subject to indemnification under, this Agreement; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, which consent shall not be unreasonably withheld or delayed; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of any Third Party Claim and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Third Party Claim, the indemnifying party will be bound by any determination made in the proceeding in which such Third Party Claim is brought, or any compromise or settlement of such Third Party Claim effected by the indemnified party.

                           (c) Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Third Party Claim, but the indemnifying party will not be bound by any determination of a proceeding in which such Third Party Claim is brought, or any compromise or settlement of such Third Party Claim effected without its consent (which may not be unreasonably withheld).

                           (d) The Casden Indemnitors and AIMCO hereby
consent to the non-exclusive jurisdiction of any court in which a Third-Party Claim is brought against any indemnified party for purposes of resolving issues of indemnity under this Agreement, or for the purpose of resolving any of the matters alleged herein, and agree that process may be served on them with respect to such a claim anywhere in the world.

                           (e) XYZ shall use commercially reasonable
efforts to defend and prosecute each action set forth on Section 4.6(ii) of the Casden Disclosure Letter.

                           (f) Until and including the Closing Date, Casden
shall use commercially reasonable efforts to defend and prosecute all litigation set forth on Section 4.6(i) of the Casden Disclosure Letter and shall take every step reasonably necessary to cooperate and assist in the transition of control over that litigation to AIMCO. After the Closing Date, the Casden Indemnitors shall, and XYZ shall cause Development LLC and its employees to, fully cooperate in the litigation, at AIMCO's reasonable request, by, without limitation, providing access to their employees, principals, agents or other witnesses. Any out-of-pocket expenses relating to the foregoing sentence shall be the sole responsibility of AIMCO, and AIMCO shall reimburse the appropriate Casden Indemnitor for all such expenses.

                  Section 5. Procedure for Indemnification-Other Claims. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought.

                  Section 6. Time Limitations.

                           (a) The indemnifying parties will have no
liability under this Agreement (other than Sections 2(e), 2(j), 2(k), 3(e) and 3(f)) unless, on or before the second anniversary of the Closing Date, the indemnified party notifies the indemnifying party of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the indemnified party.

                           (b) Notwithstanding anything to the contrary in
this Agreement or any of the Acquisition Agreements, prior to the Closing Date, if any of the AIMCO Parties has knowledge (as defined in the Casden Merger Agreement) of any breach by any of the Casden Parties, or if any of the Casden Parties has knowledge of any breach by any of the AIMCO Parties, of any representation, warranty or covenant contained in any of the Acquisition Agreements, then (i) within ten business days of acquiring such knowledge, AIMCO (in the case of knowledge acquired by an AIMCO Party) or XYZ (in the case of knowledge acquired by a Casden Party) shall deliver to the other a notice setting forth the factual basis of such breach or inaccuracy in reasonable detail to the extent then known and a reasonable calculation of anticipated Damages resulting therefrom to the extent then known (a "Preclosing Notice"), (ii) the alleged breaching party shall have thirty (30) days following receipt of the Preclosing Notice to cure such breach (a "Cure Period"), and (iii) the parties shall cooperate with one another in connection with any attempts to cure such breach, including, to the extent that the Cure Period extends beyond the Closing Date, by providing the alleged breaching party with reasonable access to the personnel of the other party and its subsidiaries existing immediately prior to the Effective Time.

                  Section 7. Limitations on Amount.

                           (a) The Casden Indemnitors will have no
liability under Section 2(a) or 2(b) of this Agreement unless and until the total of all Damages with respect to such matters exceeds $10,000,000. Thereafter, the Casden Indemnitors will be liable under Section 2(a) or 2(b) for the total of all Damages, and not merely the excess, up to a maximum of (i) $188,000,000 for claims and Third Party Claims for which notice has been given on or prior to the Cap Reduction Date, or (ii) the lesser of (x) $188,000,000 minus the aggregate amount of all claims paid and Third Party Claims paid on or prior to the Cap Reduction Date and (y) $131,000,000, in each case, for claims and Third Party Claims for which notice is given after the Cap Reduction Date but on or prior to the second anniversary of the Closing Date; provided, however, that the limitations set forth in this Section 7(a) and the $10,000,000 threshold shall not apply to (i) any other paragraph of Section 2 of this Agreement, (ii) any intentional breach of any covenant or agreement in any of the Acquisition Agreements or (iii) illegal actions or fraud.

                           (b) AIMCO will have no liability under Section
3(a) or 3(b) of this Agreement unless and until the total of all Damages with respect to such matters exceeds $10,000,000. Thereafter, AIMCO will be liable under Section 3(a) or 3(b) for the total of all Damages, and not merely the excess, up to a maximum of (i) $188,000,000 for claims and Third Party Claims for which notice has been given on or prior to the Cap Reduction Date, or (ii) the lessor of (x) $188,000,000 minus the aggregate amount of all claims paid and Third Party Claims paid on or prior to the Cap Reduction Date and (y) $131,000,000, in each case, for claims and Third Party Claims for which notice has been given after the Cap Reduction Date, but on or prior to the second anniversary of the Closing Date; provided, however, that the limitations set forth in this Section 7(b) and the $10,000,000 threshold shall not apply to (i) any other paragraph of Section 3 of this Agreement, (ii) any intentional breach of any covenant or agreement in any of the Acquisition Agreements or (iii) illegal actions or fraud.

                  Section 8. Right of Set-Off; Escrow of Certain Amounts. Upon notice to the Casden Indemnitors specifying in reasonable detail the basis for such set-off, the AIMCO Parties and their subsidiaries may set off any amount (the "Set-Off Amount") to which any AIMCO Indemnitee may be entitled under this Agreement against any monies, dividends (other than dividends on AIMCO Common Stock) or payments properly due and owing to any Casden Indemnitor pursuant to this Agreement or any of the Transaction Documents (except the Consulting Agreement for which no set off shall be effected); provided, however, that (i) with respect to any WW Deferred Amount (as defined in the Tri-Party Agreement) payable to XYZ under the Tri-Party Agreement, the AIMCO Parties may set off only amounts representing claims for Damages that relate to WW (as defined in the Tri-Party Agreement) and (ii) with respect to any PLB A Deferred Amount, PLB B Deferred Amount or PLB C Deferred Amount (as such terms are defined in the Tri-Party Agreement) payable to XYZ under the Tri-Party Agreement, the AIMCO Parties may set off only amounts representing claims for Damages that relate to PLB A, PLB B or PLB C (as such terms are defined in the Tri-Party Agreement). After delivery of such notice, the AIMCO Parties shall cause the Set-Off Amount to be deposited into escrow with an escrow agreement and an escrow agent reasonably acceptable to the parties. The escrow agreement shall provide that the Set-Off Amount shall be held by the escrow agent until such time as the claim for indemnification under this Agreement has been finally determined in accordance with this Agreement or by a court of competent jurisdiction. The escrow agreement shall further provide that (i) if it is determined that an AIMCO Indemnitee is entitled to any portion of the Set-Off Amount, the escrow agent shall pay such portion of the Set-Off Amount, together with interest accrued thereon, to the AIMCO Parties and, thereafter, the amount to which the AIMCO Indemnitee is entitled pursuant to this Agreement shall be reduced by such Set-Off Amount; and (ii) if it is determined that an AIMCO Indemnitee is not entitled to any portion of the Set-Off Amount, the escrow agent shall pay such portion of the Set-Off Amount, together with interest accrued thereon, to the Casden Indemnitor to whom such amount was payable. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit any AIMCO Indemnitee in any manner in the enforcement of any other remedies that may be available to it.

                  Section 9. Restrictions on Transfer of Securities.

                           (a) Prior to the Cap Reduction Date, Alan I.
Casden shall not Transfer any Casden 18-Month Securities and the Blackacre Entity shall not Transfer any Blackacre 18-Month Securities.

                           (b) Prior to the second anniversary of the
Closing Date, Casden shall not Transfer any Casden 24-Month Securities and the Blackacre Entity shall not Transfer any Blackacre 24-Month Securities.

                           (c) In the event that on the Cap Reduction Date,
any claim for indemnification by an AIMCO Indemnitee has been made pursuant to this Agreement which has not yet been finally resolved and paid, the restrictions on Transfers set forth in Section 9(a) and Section 9(b) shall be extended until each such claim is fully resolved and paid, but only with respect to AIMCO Securities with a Value equal to the amount of such outstanding claims and, in respect of each Casden Indemnitor, only to the extent of its pro rata amount of such claims as specified in Schedule A hereto. In the event that on the second anniversary of the Closing Date, any claim for indemnification by an AIMCO Indemnitee has been made pursuant to this Agreement which has not yet been finally resolved and paid, the restrictions on Transfers set forth in Sections 9(a) and (b) shall be extended until each such claim is fully resolved and paid, but only with respect to AIMCO Securities with a Value equal to the aggregate asserted value of all such outstanding claims and, in respect of each Casden Indemnitor, only to the extent of its pro-rata amount of such claims as specified in Schedule A hereto.

                           (d) Notwithstanding the transfer restrictions set
forth in Sections 9(a), (b) and (c), Alan I. Casden may Transfer AIMCO Securities to any Casden Permitted Transferee and the Blackacre Entity may Transfer AIMCO Securities to any Blackacre Permitted Transferee; and Alan I. Casden and the Blackacre Entity may enter into hedge transactions so long as the third party(ies) to any such transaction (the "Hedgee") acknowledges AIMCO's rights to the AIMCO Securities pursuant to this Agreement in form and in substance reasonably satisfactory to AIMCO to such effect. Each party will use their respective reasonable best efforts to consummate any such hedging transaction, including executing such further documents and instruments and taking such further actions as reasonably requested by another party, and to obtain such acknowledgement from any such Hedgee (or otherwise structure such transaction in a manner reasonably satisfactory to AIMCO).

                           (e) Notwithstanding the transfer restrictions
set forth in Sections 9(a), (b), (c) and (d), Alan I. Casden and the Blackacre Entity may Transfer AIMCO Securities (i) in an arm's-length transaction to an unrelated party provided that proceeds of such Transfer equal to the Value of the securities transferred are placed into an escrow account solely for the benefit of the AIMCO Indemnitees in satisfaction of the indemnification obligations of Alan I. Casden and the Blackacre Entity under this Agreement, pursuant to an escrow agreement reasonably satisfactory to AIMCO or (ii) if collateral satisfactory to AIMCO, in its sole and absolute discretion, or cash is provided to secure the Casden Indemnitors' obligations hereunder pursuant to security agreements and other documentation satisfactory to AIMCO, in its reasonable discretion.

                           (f) The Casden Group and Blackacre hereby agree
that all certificates representing any AIMCO Security subject to the restrictions on Transfer set forth in this Section 9 shall include a legend describing such restrictions on Transfer; provided, however, that AIMCO agrees to remove any such legends on such certificates not required under applicable securities laws in connection with any transaction or arrangement described in Section 9(e) that is reasonably satisfactory to AIMCO. AIMCO shall not, and shall instruct any transfer agent or registrar for the AIMCO securities not to, effect any Transfer of any such AIMCO Securities except to the extent permitted in this Section 9, and any purported Transfer in violation of this Section 9 shall be null and void.

                           (g) The AIMCO Parties agree to accept from the
Casden Indemnitors, in satisfaction of all or any portion of any indemnification obligation under this Agreement, AIMCO Securities received pursuant to the Casden Merger Agreement with a Value equal to the amount of such obligation. The Value of AIMCO Securities subject to the restrictions on Transfer set forth in Sections 9(a) and 9(b) shall be reduced automatically by the Value of any AIMCO Securities transferred to an AIMCO Party pursuant to this Agreement or the Tax Indemnity Agreement by (i) Alan
I. Casden or the Blackacre Entity, as the case may be, or (ii) by another Casden Indemnitor, if such Casden Indemnitor has indicated that such Transfer is made in satisfaction of the obligations of Alan I. Casden or the Blackacre Entity and notifies AIMCO of the allocation of such reduction as between the Casden Securities and the Blackacre Securities, in each case, in satisfaction of any indemnification obligation, with such reduction applied first to the 18-Month Securities and, when the 18-Month Securities are depleted, to the 24-Month Securities.

                  Section 10. Insurance Proceeds.

                           (a) Except to the extent that any provision of
this Agreement specifically denominates an amount due pursuant to this Agreement as interest in respect of a delayed payment, any indemnity payments by an indemnifying party to an indemnified party under this Agreement will be treated by the parties as an adjustment to the consideration received under the Acquisition Agreements to the extent permitted by law.

                           (b) The Damages under this Agreement shall be
computed net of any third party insurance proceeds actually received by the indemnified party pursuant to an insurance policy with respect to such Damages, net of the direct cost of obtaining insurance as a consequence of such Damages. If any such reduction is determined after payment by the indemnified party of any amounts otherwise required to be paid pursuant to this Agreement, the indemnified party shall repay to the indemnifying party, within thirty (30) days of such determination, any amount the indemnifying party would not have had to pay pursuant to this Agreement had such determination been made at the time of such payment. The indemnified party shall use commercially reasonable efforts to make insurance claims relating to any claim, liability or Damages for which indemnification is provided under this Agreement.

                  Section 11. Tax Indemnification. Notwithstanding anything in this Agreement to the contrary, no Casden Indemnitor shall have any liability under this Agreement for any Damages relating to Taxes (as defined in the Tax Indemnity Agreement), which Damages shall be governed exclusively under the Tax Indemnity Agreement.

                  Section 12. REIT Savings Clause. Notwithstanding anything in this Agreement to the contrary, in no event shall any amount paid to the AIMCO Indemnitees pursuant to this Agreement in any tax year exceed the maximum amount that can be paid in such year without causing AIMCO to fail to meet the requirements of sections 856(c)(2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income") as determined by independent accountants to AIMCO. If the amount payable for any tax year under the preceding sentence is less than the amount which the indemnifying party would otherwise be obligated to pay to the AIMCO Indemnitees pursuant to this Agreement (the "Indemnifiable Amount"), the AIMCO Indemnitees shall so notify the indemnifying party, and the indemnifying party shall (at the AIMCO Indemnitees' sole cost and expense) place the remaining portion of the Indemnifiable Amount in escrow and shall not execute any instrumentation permitting a release of any portion thereof to the AIMCO Indemnitees, and the AIMCO Indemnitees shall not be entitled to any such amount, unless and until the indemnifying party and escrow holder receive (all at the AIMCO Indemnitees' sole cost and expense) notice from AIMCO, together with either (a) an opinion of AIMCO's tax counsel to the effect that such amount, if and to the extent paid, would not constitute gross income which is not Qualifying Income or (b) a letter from AIMCO's independent accountants indicating the maximum amount that can be paid at that time to the AIMCO Indemnitees without causing AIMCO to fail to meet the REIT Requirements for any relevant taxable year, together with either a ruling from the IRS issued to AIMCO or an opinion of AIMCO's tax counsel to the effect that such payment would not be treated as includible in the income of AIMCO for any prior taxable year, in which event the escrow holder shall pay such maximum amount. The indemnifying party's and escrow holder's obligation to pay any unpaid portion of the Indemnifiable Amount shall terminate ten (10) years from the date of this Agreement and, upon such date, escrow holder shall remit any remaining funds in escrow to the indemnifying party and the indemnifying party shall have no obligation to make any further payments to the AIMCO Indemnitees notwithstanding that the entire Indemnifiable Amount has not been paid as of such date.

                  Section 13. Effect of Investigation. The waiver of any condition to the obligation of a party to consummate any of the transactions contemplated by the Acquisition Agreements, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation shall not affect the right to indemnification, payment of Damages, or other remedy based on such representation, warranty, covenant or obligation; provided, however, that (a) if any AIMCO Party has knowledge (as defined in the Casden Merger Agreement) prior to the Closing Date of any breach by a Casden Party of any representation, warranty or covenant in any Acquisition Agreement and AIMCO did not comply with its Preclosing Notice obligation pursuant to this Agreement, the AIMCO Indemnitees shall not be entitled to indemnification pursuant to this Agreement for such breach, as to which it had knowledge and (b) if any Casden Party has knowledge (as defined in the Casden Merger Agreement) prior to the Closing Date of any breach by an AIMCO Party of any representation, warranty or covenant in any Acquisition Agreement and XYZ did not comply with its Preclosing Notice obligation pursuant to this Agreement, the Casden Indemnitees shall not be entitled to indemnification pursuant to this Agreement for such breach, as to which it had knowledge.

                  Section 14. Waiver. The rights and remedies of the AIMCO Indemnitees and Casden Indemnitees under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                  Section 15. Mitigation of Damages. Any indemnified party in this Agreement shall use commercially reasonable efforts to mitigate Damages; provided, however, that failure to use commercially reasonable efforts will relieve the indemnifying party of liability to pay such Damages if and only to the extent that such failure increases such Damages.

                  Section 16. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  Section 17. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure solely to the benefit of each party hereto, any other Casden Indemnitee, any other AIMCO Indemnitee and their respective estates, heirs, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 18. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and supersede all other prior or contemporaneous oral or written agreements and understandings among the parties, or any of them, with respect to the subject matter hereof, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof or thereof except as specifically set forth herein or therein or in the documents delivered pursuant hereto or in connection herewith.

                  Section 19. Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to AIMCO, to:

                           Apartment Investment and Management Company
                           18350 Mt. Langley Avenue, Suite 220
                           Fountain Valley, CA 92708
                           Attn:  Peter K. Kompaniez
                           Telephone:    (714) 593-1733
                           Telecopy:(714) 593-1703

         and
                           Apartment Investment and Management Company
                           2000 South Colorado Boulevard
                           Tower Two, Suite 2-1000
                           Denver, CO  80222
                           Attn:  Terry Considine and Harry Alcock
                           Telephone:    (303) 691-4330
                           Telecopy:(303) 753-9538

         with copies (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY  10036
                           Attn:  Joseph A. Coco, Esq.
                           Telephone:    (212) 735-3000
                           Telecopy:    (212) 735-2000

                           and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, CA  90071
                           Attn:  Jonathan L. Friedman, Esq.
                           Telephone:    (213) 687-5000
                           Telecopy:    (213) 687-5600

         if to any Casden Party, to such Casden Party at:

                           c/o XYZ Holdings LLC
                           9090 Wilshire Boulevard
                           Beverly Hills, CA  90211
                           Attn:  Andrew J. Starrels
                           Telephone:  (310) 385-3057
                           Telecopy:    (310) 273-8418

         with copies (which shall not constitute notice) to:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071
                           Attn:  Jesse  Sharf, Esq. and Scott Calfas, Esq.
                           Telephone:    (213) 229-7638
                           Telecopy:(213) 229-6638

                           Blackacre Capital Management, LLC
                           450 Park Avenue, 28th Floor
                           New York, NY  10022
                           Attn:  Mark Neporent/Ronald J. Kravit
                           Telephone:  (212) 891-1540
                           Telecopy:    (212) 891-2104

                           Katten Muchin Zavis
                           525 West Monroe Street, Suite 1600
                           Chicago, IL  60661-3696
                           Attn:  Nina Matis, Esq.
                           Telephone:  (312) 902-1061
                           Telecopy:    (312) 902-5560

                           and

                           Schulte, Roth & Zabel LLP
                           919 Third Avenue
                           New York, NY  10022
                           Attn:  Alan Waldenberg, Esq.
                           Telephone:  (212) 593-5955
                           Telecopy:    (212) 756-2501

                  Section 20. Governing Law. THIS AGREEMENT shall be governed by and construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

                  Section 21. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled under this Agreement, which shall be the exclusive remedies of the parties with respect to any matters expressly covered by this Agreement and the Transaction Documents, except as otherwise expressly provided in this Agreement or the Transaction Documents. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the Transaction Documents in any court other than a federal or state court sitting in the State of New York. Each of the Casden Indemnitors hereby appoints XYZ as its agent for service of process, and service on XYZ shall be deemed service and notice to all other Casden Indemnitors.

                  Section 22. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 23. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 24. Termination. This Agreement shall automatically terminate upon the termination of the Casden Merger Agreement in accordance with its terms. In the event of the termination of this Agreement pursuant to this Section 24, except as expressly provided in the Casden Merger Agreement, no party hereto shall have any liability to any other party with respect to this Agreement or the transactions contemplated hereby and this Agreement shall be of no further force or effect. Notwithstanding the foregoing, Sections 16 through 28 of this Agreement shall survive the termination indefinitely (unless otherwise specifically provided therein).

                  Section 25. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

                  Section 26. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                  Section 27. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

                  Section 28. Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                             APARTMENT AND INVESTMENT
                             MANAGEMENT COMPANY


                             By:  /s/ Peter Kompaniez
                                  ---------------------------------------------
                                   Name:  Peter Kompaniez
                                   Title: President


                             AIMCO PROPERTIES, L.P.


                             By:  /s/ Peter Kompaniez
                                  ---------------------------------------------
                                   Name:  Peter Kompaniez
                                   Title: President


                             XYZ HOLDINGS LLC
                               By: CASDEN INVESTMENT CORP., its managing member


                               By:  /s/ Alan I. Casden
                                    -------------------------------------------
                                   Name:  Alan I. Casden
                                   Title: Chairman


                             THE CASDEN COMPANY


                             By:  /s/ Alan I. Casden
                                  ---------------------------------------------
                                   Name:  Alan I. Casden
                                   Title: Chairman




                             CASDEN INVESTMENT CORP.


                             By:  /s/ Alan I. Casden
                                  ---------------------------------------------
                                   Name:  Alan I. Casden
                                   Title: Chairman


                                  /s/ Alan I. Casden
                             --------------------------------------------------
                                  ALAN I. CASDEN


                             CERBERUS PARTNERS, L.P.


                             By:  /s/ Ronald Kravit
                                  ---------------------------------------------
                                   Name:  Ronald Kravit
                                   Title: Authorized Signatory